UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 25, 2008

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain statements within this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including anticipated operating losses and existing capital obligations, uncertainties associated with research, development, testing and related regulatory approvals, including uncertainties regarding regulatory evaluation of the Company’s statistical analysis plan and clinical trial results and uncertainties regarding the potential effects of not achieving clinical endpoints, uncertainties regarding the cost, timing and ultimate success of the qualification of the Company’s commercial manufacturing facility in accordance with applicable regulatory requirements, complex manufacturing, high quality requirements, lack of commercial manufacturing experience, dependence on third-party manufacturers, suppliers and collaborators, uncertainties associated with intellectual property, competition, loss of key personnel, uncertainties associated with market acceptance and adequacy of reimbursement, technological change and government regulation, and other risks and challenges detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended March 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Item 2.05             Costs Associated with Exit or Disposal Activities.

On July 28, 2008, Acusphere, Inc. (the “Company”) eliminated 24 positions, or approximately twenty-four percent (24%) of its workforce.  On July 28, 2008, the Company began notifying the affected employees.

The Company currently estimates that, in connection with this reduction and the salary reductions described in Item 5.02, it will incur pre-tax costs in the third quarter of 2008 of approximately $0.3 million, which is related to severance and benefit costs. The total annualized pre-tax cost savings that are expected to result from this reduction and the salary reductions described in Item 5.02 are estimated to be approximately $2.1 million. In addition, the termination of certain of the Company’s outside consultants and contractors will result in estimated annual savings of approximately $2.0 million.  Although the Company believes that its estimates are appropriate and reasonable based on available information, actual results could differ from these estimates.

The Company’s press release announcing, among other things, the matters described in Item 2.05 is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2008, the Company announced that, pursuant to the Senior Management Compensation Plan approved by the Compensation Committee of the Company’s Board of Directors on July 25, 2008, all senior managers at the Vice President level and above (“Management”) including the following named executive officers, have taken salary reductions of 10% or more, to further decrease operating costs while the Company awaits Food and Drug Administration (“FDA”) review of its New Drug Application (“NDA”) for Imagify™ (Perflubutane Polymer Microspheres for Injectable Suspension), as set forth below:

		Base Salary	Base Salary
Name	Position	(pre-reduction)	(post-reduction)
Sherri C. Oberg	President and Chief Executive officer	$463,910	$371,128
Lawrence A. Gyenes	Senior Vice President and Chief Financial Officer	$325,000	$292,500
Howard Bernstein	Executive Vice President, Research and Development	$325,000	$292,500
Richard Walovitch	Senior Vice President, Clinical Research	$280,000	$252,000
Dennis Bucceri	Senior Vice President, Regulatory Affairs	$290,000	$261,000

The salary reductions described above will be effective on August 1, 2008.  In connection with such reductions and pursuant to the Senior Management Compensation Plan, on July 25, 2008 the Compensation Committee and the Board of Directors made the following common stock option awards (the “Options”) to Management, including the named executive officers listed below, pursuant to the Company’s 2005 Stock Option and Incentive Plan and Form of Incentive Stock Option Agreement filed as Exhibit 10.03 to Form 8-K filed by the Company on February 13, 2007:

Name	Position	Common Stock Options Awarded	Exercise Price
Sherri C. Oberg	President and Chief Executive officer	292,556	$0.56
Lawrence A. Gyenes	Senior Vice President and Chief Financial Officer	51,239	$0.56
Howard Bernstein	Executive Vice President, Research and Development	51,239	$0.56
Richard Walovitch	Senior Vice President, Clinical Research	44,144	$0.56
Dennis Bucceri	Senior Vice President, Regulatory Affairs	45,721	$0.56

The options vest 100% upon completion of the first debt or equity financing in excess of $10 million by the Company after the Prescription Drug User Fee Act (“PDUFA”) date, currently expected to be February 28, 2009, for Imagify or upon an acquisition of the Company (a “Qualified Financing”).

Each member of Management who is still employed by the Company upon the completion of a Qualified Financing will also receive a cash bonus equal to the total amount of pre-reduction base salary forgone as a result of the Management base salary reduction; provided that members of Management may also elect to take additional base salary reductions in exchange for a larger cash retention bonus and option grant.  For reductions of 20%, for every dollar of pay cut there will be two dollars of cash retention bonus and twice the level of option grants.

The above summary of the Senior Management Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

The Company’s press release announcing, among other things, the matters described in Item 5.02 is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 8.01             Other Events.

On July 28, 2008, the Company issued a press release announcing, among other things, certain cost cutting measures described in Item 2.05 and Item 5.02 above.  A copy of the press release issued is attached hereto as Exhibits 99.1 and is incorporated by reference.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Senior Management Compensation Plan dated July 25, 2008
99.1	Press Release of the Company dated July 28, 2008, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: July 28, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Senior Management Compensation Plan dated July 25, 2008
99.1	Press Release of the Company dated July 28, 2008, filed herewith